Exhibit 10.14

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made and entered into as of the      day of April, 2009, by and among Home School, Inc. (“HSI”), the stockholders of HSI (the “Sellers”), and Narayan Capital Corp. (“NCC”).

W I T N E S S E T H :

WHEREAS, The Sellers collectively own 100% of the issued and outstanding common stock of HSI as set forth on Exhibit A attached hereto;

WHEREAS, NCC is registered pursuant to Section 12(g) of the Exchange Act and subject to the reporting requirements of Section 13 of the Exchange Act; and

WHEREAS, NCC desires to reorganize itself by causing it to issue to the Sellers      shares of NCC’s common stock thereby diluting the existing shareholders’ interest in NCC to 1.5% in exchange for the Sellers’ transfer of their 100% ownership interest in HSI to NCC, thereby making HSI a wholly owned subsidiary of NCC, and by changing the name of NCC to “Home School Holdings, Inc.”

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

ARTICLE I

PRELIMINARY MATTERS

Section 1.01. Recitals. The parties acknowledge that the recitals set forth above in the preamble are correct, and are, by this reference, incorporated herein and are made a part of this Agreement.

Section 1.02. Exhibits and Schedules. Exhibits (which are documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring such delivery) and Schedules (which are attachments setting forth information about a party identified therein or in the provision requiring such attachment) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.

Section 1.03. Use of words and phrases. The words “herein,” “hereby,” “hereunder,” “hereof,” “hereinafter” and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word “and” shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

Section 1.04. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles.

Section 1.05. Calculation of time lapse or passage; Action required on holidays. When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the day on which the event which starts the lapse or passage occurs as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term “month” shall mean the actual calendar month indicated and the term “year” shall mean a period of 365 days. If any day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payor is located), then such action or payment shall be taken or made on the next succeeding Business Day.

Section 1.06. Use of titles, headings and captions. The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.

ARTICLE II

TERMS OF THE TRANSACTION

Section 2.01. Share Exchange transaction.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, NCC shall issue to the Sellers as set forth on Exhibit A attached hereto                                  (    ) fully paid and non-assessable shares of common stock of NCC representing 98.5% of the issued and outstanding shares of common stock of NCC, including any of HSI’s option and warrant holders and holders of convertible debt, in exchange for 100% of HSI’s issued and outstanding shares of capital stock, consisting of 289,599,665      shares of common stock, 73,949,760      shares subject to the stock options and warrants and _22,402,121     shares subject to convertible debt (the “Share Exchange”). On the Closing Date, NCC file amended and restated articles of incorporation and adopt amended and restated bylaws in the forms attached hereto as Exhibit B and the name of NCC shall be changed to “Home School Holdings, Inc.”

(b) On the Closing Date, the Existing Shareholders shall own [[1.5%]]                                  (    ) shares of common stock of NCC representing 1.5% of the issued and outstanding shares of common stock of NCC on a fully-diluted basis, including without limitation, any shares issuable to option and warrant holders and holders of convertible debt or other convertible securities of NCC.

(c) On the Closing Date, HSI shall pay Fifty Thousand Dollars ($50,000) to the Existing Shareholders as purchase price consideration for the Share Exchange (the “Cash Payment”).

(d) On the Closing Date, HSI shall be acquired and shall become a wholly owned subsidiary of NCC and all liabilities and obligations of NCC in existence on the Closing Date shall be paid in full.

Section 2.02 Exchange of Stock Certificates.

(a) The identity and address of the stock transfer agent (the “Exchange Agent”) will be disclosed at a reasonable time after the Closing Date.

(b) NCC will, promptly after the Closing Date, issue and deliver to the

Exchange Agent the share certificates representing shares of NCC’s Common Stock (each a “New Certificate”).

(c) The Exchange Agent, upon receiving the items specified in subsection (b) hereof, shall promptly mail to each holder of one or more certificates formerly representing HSI Common Stock a notice notifying such holder to surrender his, her or its certificate or certificates to the Exchange Agent for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of HSI.

(d) Upon receipt from a former shareholder of HSI of certificates representing shares of HSI’s Common Stock, the Exchange Agent shall forward to such former shareholder of HSI (i) a New Certificate representing his, her or its shares of Public Company Common Stock, and (ii) dividends, if any, declared thereon subsequent to the Effective Date (without interest).

(e) If any New Certificate is to be issued in a name other than that in which the certificate formerly representing HSI’s Common Stock (an “Old Certificate”) and surrendered for exchange was issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(f) In the event that any Old Certificates have not been surrendered for exchange in accordance with this Agreement on or before the second anniversary of the Closing Date, NCC may at any time thereafter, with or without notice to the holders of record of such Old Certificates, sell for the accounts of any or all of such holders any or all of the shares of HSI’s Common Stock which such holders are entitled to receive under this Section (the “Unclaimed Shares”). Any such sale may be made by public or private sale or in such manner and at such times as NCC shall determine. NCC shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates, whose unclaimed shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by NCC for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by NCC.

(g) If any Old Certificates are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of NCC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither NCC nor its agents or any other person shall be liable to any former holder of HSI’s Common Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h) All cash and shares of NCC issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of HSI’s Common Stock and there shall be no further registration of transfers on the records of NCC of shares of HSI’s Common Stock that were outstanding immediately prior to the Closing Date. If, after the Closing Date, Old Certificates are presented to NCC for any reason, they shall be canceled and exchanged as provided in this Section.

(i) In the event that any Old Certificates shall have been lost, stolen or destroyed, NCC shall issue in exchange for such lost, stolen or destroyed Old Certificates, upon the making of an affidavit of that fact by the holder thereof, the cash and/or certificates representing the shares of NCC’s Common Stock that the shares of HSI were converted into and any dividends or distributions payable pursuant thereto; provided, however, that, as a condition precedent to the issuance of such cash and certificates representing shares of HSI’s Common Stock and other distributions, the owner of such lost, stolen or destroyed Old Certificates shall indemnify NCC against any claim that may be made against NCC with respect to the Old Certificates alleged to have been lost, stolen or destroyed.

Section 2.03. Federal income tax treatment. It is the mutual expectation of the parties that the Share Exchange will qualify as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the business combination contemplated hereby be accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of HSI, pursuant to which HSI is treated as the continuing entity.

Section 2.04. Transaction costs. Each party shall pay all costs and expenses which it incurs in connection with this Agreement and the transactions contemplated hereby.

Section 2.05. Press releases. No party will issue a press release regarding the subject matter of this Agreement and the transaction contemplated hereby, either before or after closing, without the prior approval thereof by the other party and its counsel.

ARTICLE III

CLOSING OF THE TRANSACTION

Section 3.01. Location, date and time of the Closing. The Closing of the transaction contemplated by this Agreement shall take place on [[on or before May 7, 2009]], at 10:00 a.m. Chicago, Illinois time ("Closing Date”). The Closing shall take place at a location agreed to by the parties. The acts and deliveries which occur on the Closing Date for the purpose of consummating the transactions contemplated by this Agreement and the event itself are referred to herein as the “Closing”.

Section 3.02. NCC’s deliveries at the Closing. At the Closing, NCC will deliver to HSI:

(a)	Certificate of good standing of NCC;

(b)	Officer’s and Secretary’s and Certificates of NCC in the form set forth in Exhibits “A” and “B”, respectively;

(c)	An action by written consent of NCC’s board of directors approving the Share Exchange;

(d)	A resignation from each and every member of NCC’s board of directors, officers and employees, together with cancellation of any and all employment and compensation agreements with the consent of the employee; and

(e)	Articles of Share Exchange.

Section 3.03. HSI’s deliveries at the Closing. At the Closing, HSI will deliver to the stockholders of NCC:

(a)	Certificate of good standing of HSI;

(b)	Officers’ and Secretary’s Certificates of HSI in the form set forth in Exhibits “A” and “B”, respectively;

(c)	An action by written consent of HSI’s board of directors approving the Share Exchange; and

(d)	Articles of Share Exchange.

(e)	The Cash Payment by certified check or wire transfer in immediately available funds.

Section 3.04. Closing Memorandum and receipts. As evidence that all parties deem the Closing to have been completed and the transactions contemplated by this Agreement to have been consummated, the parties jointly will execute and deliver a Closing Memorandum, in the form of Exhibit “C”, acknowledging such completion and consummation.

Section 3.05. Waiver of conditions. Notwithstanding Section 11.03, any condition to the Closing which is to the benefit of any party and which is not satisfied prior to or at the Closing, excluding nevertheless any provision of this Agreement which by its terms is to be performed in the future, will be deemed to be waived by the benefited party or otherwise satisfied and waived by virtue of that party executing the Closing Memorandum, except to the extent any such unsatisfied or unperformed condition is expressly preserved by listing it in the Closing Memorandum for satisfaction or performance after the Closing.

Section 3.06. Further assurances. At any time and from time to time after the Closing, at the reasonable request of any party and without further consideration, the other party shall execute and deliver such other instruments and documents reasonably desirable or necessary to complete and confirm the transactions contemplated by this Agreement.

Section 3.07. Conditions precedent to HSI’s obligation to Close. All obligations of NCC hereunder are subject, at the option of HSI, to the fulfillment of each of the following conditions at or prior to the Closing, and NCC shall exert commercially reasonable efforts to cause each such condition to be so fulfilled:

(a) All representations and warranties of NCC contained herein and in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again and given at and as of the date of the Closing of the transactions contemplated by this Agreement, and shall then be true and correct in all material respects, except for changes in the ordinary course of business after the date hereof in conformity with the representations, covenants and agreements contained herein.

(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by NCC at or before the Closing shall have been duly and properly performed in all material respects to HSI’s reasonable satisfaction.

(c) Since the date of this Agreement there shall not have occurred any material adverse change in NCC’s operating or financial condition, prospects (financial or otherwise), business, properties or assets which may cause a reasonable investor to make a different investment decision regarding an investment in NCC.

(d) All documents required to be delivered to HSI at or prior to the Closing shall have been so delivered.

(e) The transaction contemplated by this Agreement shall have been approved in writing by NCC’s board of directors.

(f) NCC shall have not suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on its business and operations.

(g) HSI shall have received a certificate of good standing for NCC.

(h) HSI shall have received audited financial statements of NCC at and for the years ended December 31, 2007 and 2008, prepared in accordance with generally accepted accounting principles.

Section 3.08. Conditions precedent to NCC’s obligation to Close. All obligations of NCC at the Closing are subject, at the option of NCC, to the fulfillment of each of the following conditions at or prior to the Closing, and HSI shall exert commercially reasonable efforts to cause each such conditions to be so fulfilled.

(a) All representations and warranties of HSI contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by HSI at or before the Closing shall have been duly and properly performed in all material respects to NCC’s reasonable satisfaction.

(c) All documents required to be delivered to NCC at or prior to the Closing shall have been so delivered.

(d) The transactions contemplated by this Agreement shall have been approved in writing by HSI’s board of directors.

(e) NCC shall have received a certificate of good standing for HSI.

(f) NCC shall have received audited financial statements of HSI for the years ended December 31, 2007 and 2008 and pro forma combined consolidated financial statements of HSI and NCC for the year ended December 31, 2008 prepared in accordance with generally accepted accounting principles.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 4.01. Representations and warranties of NCC. NCC (as used in the following representations and warranties with respect to status or condition, “NCC” includes every subsidiary of NCC, all of which are identified in Schedule A) represents and warrants to HSI, as follows:

(a) NCC and each subsidiary is a duly organized and an existing entity in good standing under the laws of its state of incorporation and has full corporate power to execute, deliver and perform this Agreement.

(b) NCC and each subsidiary is qualified to do business and in good standing in each state and jurisdiction in which the nature of its activities and ownership of property require it to be qualified as a foreign corporation.

(c) All information set forth in registrations and reports filed by NCC pursuant to §§12(g) and 13 under the Exchange Act contain accurate and complete material information as required by such registrations and reports as of the date of such information reflected therein, except as amended or modified in writing delivered by NCC to HSI; and, all the information NCC has filed through the SEC’s EDGAR website http://www.sec.gov relating to NCC was, to the best knowledge of NCC, on the date reflected in each such item of information accurate in all material respects and, to the best knowledge of NCC, such information at the date hereof taken as a whole provides full and fair disclosure of all material information relating to NCC and does not, to the best knowledge of NCC, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) This Agreement has been duly and validly authorized, executed and delivered by NCC and constitutes the legal, valid and binding obligation of NCC enforceable against it, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting stockholders and creditors rights generally and to general equitable principles.

(e) To the best knowledge of NCC, the execution of this Agreement and consummation of the transactions contemplated hereby does not conflict with and will not result in any adverse consequences to or material breach of any agreement (financing or otherwise), mortgage, instrument, judgment, decree, law or governmental regulation, license, permit or authorization by NCC or in the loss, forfeiture or waiver of any rights, license, authorization or franchise owned by NCC, from which NCC benefits or which is desirable in the conduct of NCC’s business.

(f) To the best knowledge of NCC, except for such actions as may have been taken and the filing of the “Super 8-K, including the audited HSI consolidated financial statements for the years ended December 31, 2007 and December 31, 2008 and the pro forma combined consolidated financial statements of NCC and HSI for the year ended December 31, 2008, no further action by or before any governmental body or authority of the United States of America or any state or subdivision thereof or any self-regulatory body to which NCC is subject is required in connection with the execution and delivery of this Agreement by NCC and the consummation of the transactions contemplated hereby.

(g) NCC has not conducted any business activity since inception.

(h) Neither NCC nor any of its employees, to NCC best knowledge, has since inception given or agreed to give any gift or similar benefit valued at more than $20 annually to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder NCC’s business, or a gift or similar benefit in any amount or value which might subject NCC to damage or penalty in civil, criminal or governmental litigation or proceedings.

(i) NCC’s audited financial statements delivered to HSI have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, fairly present the financial condition of NCC in all material respects at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities.

(j) NCC does not own any properties or assets, including intangible assets, which are not reflected on its most recent balance sheet and none of which are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the notes to NCC’s financial statements as securing specific liabilities or subject to specific capital leases and have arisen only in the ordinary course of business. All of the properties and assets owned, leased or used by NCC are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for NCC’s current operations and are directly related to NCC’s business.

(k) NCC does not have any material contracts, agreements, leases, licenses and commitments, other than those which have been fully performed.

(l) There is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree, judgment or judgment in progress, pending or in effect, or to NCC’s knowledge, threatened, against or relating to NCC, its directors, officers or employees with respect to NCC or its business or for which NCC may have an indemnity obligation, it properties, assets or business or the transaction contemplated by this Agreement and NCC does not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination.

(m) All taxes, including without limitation, income, property, special assessments, sales, use, franchise, intangibles, employees’ income withholding and social security taxes, including employer’s contribution, other than those for which a return or deposit is not yet due and have been disclosed to HSI, imposed by the United States or any state, municipality, subdivision, authority, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by NCC with respect to employees’ withholding and social security taxes have been made. NCC is not and has no reason to believe that it will be the subject of an audit by any taxing authority. There is not now in force any extension of time with respect to the date when tax return was or is due to be filed, or any waiver or agreement by NCC for the extension of time for the assessment of any tax and NCC is not a “consenting corporation” within the meaning of Section 341(f)(1) of the Tax Code.

(n) NCC does not have any employee benefit, pension or profit sharing plans subject to ERISA and no such plans to which NCC is obligated or required to make contributions.

(o) NCC does not have and has not had any employees other than its executive officers, none of which have employment or compensation agreements with NCC.

(p) No person has guaranteed any obligation of NCC, and NCC has not guaranteed the obligation of any other person.

(q) NCC does not have and has not had any operations.

(r) Except for the shares of common stock identified in Section 2.02, NCC does not have any other equity securities, or securities convertible into, exchangeable for, exercisable for equity securities, or contracts or agreements to sell or deliver any equity securities.

Section 4.02. HSI’s representations and warranties. HSI (as used in the following representations and warranties with respect to status or condition, “HSI” includes every subsidiary of HSI, all of which are identified in Schedule C) represents and warrants to NCC that:

(a) HSI is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation and has full corporate power to execute and deliver this Agreement.

(b) This Agreement has been duly and validly authorized, executed and delivered by HSI and constitutes the legal, valid and binding obligation of HSI enforceable against it, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting stockholders and creditors rights generally and to general equitable principles.

(c) The information HSI has delivered to NCC relating to HSI was, to the best knowledge of HSI, on the date reflected in each such item of information accurate in all material respects and, to the best knowledge of HSI, such information at the date hereof taken as a whole provides full and fair disclosure of all material information relating to HSI and does not, to the best knowledge of HSI, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) HSI’s audited financial statements delivered to NCC, as described in Section 3.08(g) hereof, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, fairly present the financial condition of HSI in all material respects at the dates and the results of operations for the periods indicated.

Section 4.03. Nature and survival of representation and warranties; Remedies. All statements of fact contained in this Agreement, any certificate delivered pursuant to this Agreement, or any letter, document or other instrument delivered by or on behalf of NCC or of HSI, and their respective officers, pursuant to the terms of this Agreement shall be deemed representations and warranties made by NCC or by HSI, respectively, as the case may be, to each other under this Agreement. For purposes of this Section 4.03 and Section 10.01 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty under this Agreement is called a Claimant, and any party or other person against whom a right is claimed is called a Defendant. All representations and warranties of the parties shall survive the Closing; provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after the one year from the date hereof, and neither HSI, nor NCC shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless a Claimant shall, on or prior to the expiration of such one year period, serve written notice on a Defendant, setting forth in reasonable detail the breach and any direct, incidental or consequential damages (including amounts) the Claimant may have suffered as a result of such breach.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.01. Conduct of business prior to Closing. From the date hereof to the Closing, NCC and HSI shall each conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall endeavor to maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, it will use its best efforts (i) to preserve its business and organization intact, (ii) to keep available to NCC and HSI the respective services of each of its present employees, agents and independent contractors, (iii) to preserve for the benefit of the goodwill of suppliers, customers, distributors, landlords and others having business relations with it, and (iv) to cooperate and use reasonable efforts to obtain the consent of any landlord or other party to any lease or contract where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.

Section 5.02. Notice of changes in information. Each party shall give the other party prompt written notice of any change in any of the information contained in their respective representations and warranties made in Article IV, or elsewhere in this Agreement, or the exhibits and schedules referred to herein or any written statements made or given in connection herewith which occurs prior to the Closing.

Section 5.03. Notice of litigation or government actions. Each party shall advise the other party with respect to the filing or commencement of any litigation or governmental or agency proceedings against such party.

Section 5.04. Action to preserve business and assets. Notwithstanding anything contained in this Agreement to the contrary, each party will not take or fail to take any action that in its reasonable business judgment, is likely to give rise to a substantial penalty or a claim for damages by any third party against it, or is likely to result in losses, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by it of any of its representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by the other party).

Section 5.05. Access to information and documents. Upon reasonable notice and during regular business hours, each party will give to the other party, its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects

(financial and otherwise) as the other party may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing. Each party will afford the other party an opportunity to ask questions and receive answers thereto in furtherance of it’s duly diligence examination. Any such furnishing of such information or any investigation shall not affect that party’s right to rely on the other party’s representations and warranties made in this Agreement or in connection herewith or pursuant hereto, except to the extent that written disclosure of information at a variance or in conflict with any such representation or warranty is made and provides specific notice of such variance or conflict.

Section 5.06. Cooperation by the parties. Each party hereto shall cooperate and shall take such further action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

ARTICLE VI

FEDERAL INCOME TAX MATTERS

Section 6.01. Federal income tax treatment. Each party shall be responsible for obtaining his, her or its own tax advice with respect to and understanding the federal income tax consequences of the transactions and the federal income tax consequences thereof contemplated by this Agreement and waives any reliance with respect thereto on any other party.

ARTICLE VII

STATUS OF SHARES

Section 7.01. Investment legend on certificates. Each of the certificates evidencing NCC’s shares of common stock shall contain the following legend or a legend of similar import:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND IS A “RESTRICTED SECURITY” AS DEFINED UNDER SAID ACT. ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT BY BONA FIDE GIFT OR INHERITANCE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE VIII

TERMINATION PRIOR TO CLOSING

Section 8.01. Termination for default. A party may, by notice to the other party given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by the other party in the observance or in the due and timely performance of any of any material covenants and agreements contained in this Agreement, made by each of HSI or NCC pursuant to or imposed upon it in this Agreement, if the default has not been fully cured within five Business Days after receipt of the notice specifying the default.

Section 8.02. Termination for failure to Close. If the Closing does not occur on or before the date provided in Section 3.01, any party, if that party is not then in default in the observance or in the due or timely performance of any covenants and conditions under this Agreement, may at any time terminate this Agreement by giving written notice to the other parties; provided, that the parties may extend the Closing date in writing.

Section 8.03. Termination for loss of bargain. A party may, at its option, terminate this Agreement prior to the Closing if (i) in completion of its due diligence examination of the other party, it discovers the existence of a material, adverse variance from its due diligence examination prior to the date of this Agreement, or (ii) the business or assets of the other party have suffered any material damage, destruction or loss (whether or not covered by insurance), or (iii) the party is prevented by order of court or administrative action from consummating the transactions contemplated by this Agreement, whether or not the party has exhausted its appeals.

ARTICLE IX

NOTICES

Section 9.01. Procedure for giving notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.

Section 9.02. Addresses for notices. For purposes of sending notices under this Agreement, the addresses of the parties are as follows:

As to HSI:	Thomas Morrow, CEO
Home School, Inc.
2700 South River Road, Suite 106
Des Plaines, IL 60018

As to NCC:	Robert Papiri, President & CEO
Narayan Capital Corp.
P.O. Box 433
Cupertino, CA 95015

Section 9.03. Change of address. A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 9.01.

ARTICLE X

LEGAL AND OTHER COSTS

Section 10.01. Party entitled to recover. In the event that any party (the “Defaulting Party”) defaults in his or its obligation under this Agreement and, as a result thereof, the other party (the “Non-Defaulting Party”) seeks to legally enforce his or its rights hereunder against the Defaulting Party (whether in an action at law, in equity or in arbitration), then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys’ fees and expert witness fees) paid or incurred by the

Non-Defaulting Party in connection with such enforcement, provided the Non-Defaulting Party is the prevailing party in any litigation resulting therefrom.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Effective date. The effective date of this Agreement shall for all purposes be the date set forth in first paragraph hereof notwithstanding a later actual date of execution by any individual party.

Section 11.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.

Section 11.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Section 11.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

Section 11.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the other party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

Section 11.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

Section 11.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

Section 11.08. Assignment, parties and binding effect. This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies). This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

Section 11.09. Survival of representations and warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party, subject to the provisions of Section 4.03.

Section 11.10. Jurisdiction and venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, which seeks injunctive relief shall be brought and enforced in the courts of the State of Illinois, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

Section 11.11. Applicable law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Illinois applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

[Signatures continued on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

NARAYAN CAPITAL CORP.

By:
Robert Papiri, President & CEO

HOME SCHOOL, INC.

By:
Thomas Morrow, Chairman & CEO

SELLERS:

THOMAS MORROW

DAVID NICHOLSON

KENNETH LYDECKER

CHRISTOPHER DAVIES

EXHIBIT A

EXCHANGE OF SHARES OF HSI’S COMMON

STOCK FOR NCC’S COMMON STOCK

Name of Stockholder	HSI Shares	NCC Shares
Thomas Morrow	143,366,940
David Nicholson	56,818,260
Be-Be North	15,060,060
Kenneth Lydecker (Part Sterling IRA Acct)	13,707,540
Mark Jordan	6,120,000
Perry Marshall	6,078,020
Howie Alper	3,900,000
Chalmer Wilkins (Sterling IRA Acct)	3,600,000
Bliss & Richard Pleet	3,060,000
Steve Rients (Sterling IRA Acct)	2,700,000
Tim Perry (Sterling IRA Acct)	2,430,000
Terri & Louie LoBianco	2,350,120
Joel Schauer	2,250,120
Brad Clodfelter	2,160,000
Jamey Wright	2,160,000
Goldstar Acquistions, LLC	2,003,900
Estate of Thomas Smith	1,800,000
Adam Hecktman	1,800,000
James Treleaven	1,697,760
Bob Shuman	1,620,000
Denise Kowalski (IRA Acct)	1,239,000
Bobette Puckett	1,080,000
Lisa Morrow	1,002,420
Joe Gurdak (Pension Acct)	900,000
William Rients (Sterling IRA Acct)	900,000
Christopher Davies	857,520
Judy & Don Braun	750,060
Tony Langford	742,380
Dieter Gutt	720,000
Ed Schwall	720,000
Dave Gurdak	594,000
Virginia Vagt	555,705
Josh Kurtz	432,000
Bernie Petersen (Trust Acct)	360,000
Bob Schauer	360,000
Carol Lydecker (Sterling IRA Acct)	360,000
Herb Singer	360,000
Jeff Lydecker	360,000
Jennifer Ottolino	360,000
Larry Hayes	360,000
Maria Dalmazio	360,000
Paul Krappman	360,000
Ray Imburgia	360,000
Stacy Chirio	360,000
Rhea Perry	250,020
Marjorie Lock	217,800
Paul Shuman	180,000
Rob Alexander	129,600
Diana Dixon	23,220
Lisa Lepcin	23,220

	289,959,665

EXHIBIT B

AMENDED AND RESTATED ARTICLES OF INCORPORATION

AND

AMENDED AND RESTATED BYLAWS

EXHIBIT C

OFFICERS’ CERTIFICATE

Pursuant to Section 3.0     of the Share Exchange Agreement, the undersigned,                     , Chief Executive Officer, and                     , Treasurer, of                     , a                     corporation (the “Corporation”), hereby each certifies that he is familiar with the Share Exchange Agreement, dated                     , (the “Agreement”), between the Corporation and                      and, to the best of his knowledge, based on reasonable investigation:

(a) All representations and warranties of the                      (as defined in the Agreement) contained in the Agreement, and in all Exhibits and Schedules attached thereto containing information delivered by                     , were true and correct in all material respects when made and when deemed to have been made and are true and correct at the date hereof, except for changes in the ordinary course of business between the date of the Agreement, in conformity with the covenants and agreements contained in the Agreement.

(b) All covenants, agreements and obligations required by the terms of the Agreement to be performed by                      at or before the Closing have been duly and properly performed in all material respects.

(c) Since the date of the Agreement there have not occurred any material adverse change in the condition or prospects (financial or otherwise), business, properties or assets of the                     .

IN WITNESS WHEREOF, each of the undersigned has executed this certificate this             , 2009.

, Chief Executive Officer

, Treasurer

EXHIBIT D

SECRETARY’S CERTIFICATE

Pursuant to Section 3.0     of the Share Exchange Agreement, I,                     , the duly elected, qualified and acting Secretary of                     , a corporation duly organized, existing and in good standing under the laws of                     , (the “Corporation”) do hereby certify that:

(i) The following is a true and complete copy of Resolution of the Board of Directors of the Corporation taken and adopted on                     , approving the Share Exchange Agreement dated                     , by and among the Corporation and                     , and that said Resolution has not been rescinded, revoked or modified and is in full force and effect at the date hereof:

(ii) The persons whose names, titles and signatures appear below are each the duly elected, qualified and acting officers of the Corporation, hold on the date hereof the offices set forth opposite their respective names and the signatures appearing opposite said names are the genuine signatures of said persons:

Name	Title	Signature

Chief Executive Officer

Secretary

Treasurer

(iii) I am authorized by the Corporation to make the within certifications.

IN WITNESS WHEREOF, I have executed this Certificate on             , 2009.

(CORPORATE SEAL)

Secretary

I,                     , Chief Executive Officer of                     , a                      corporation, hereby certify that                      is duly elected, qualified and acting Secretary of                      and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have executed this Certificate on             , 2009

Chief Executive Officer

EXHIBIT E

CLOSING MEMORANDUM

The undersigned parties to that certain Share Exchange Agreement dated                     , (“Agreement”) do hereby certify one to the other that;

1. The Closing of the Agreement was completed, as contemplated by the Agreement, on                     , at          o’clock     .m.

2. All conditions to each of the parties Closing the Agreement have been satisfied and, to the extent not specifically satisfied, have been waived by the party entitled to waive the conditions; except, the following conditions, if any, are waived only for the purpose of Closing of the transaction contemplated by the Agreement, and are required to be satisfied after the Closing by the party required to satisfy such condition:

[insert any such conditions and name of the party required to satisfy it]

3. Capitalized terms herein have the meaning assigned to them in the Share Exchange Agreement.

For the purposes herein set forth, the parties have executed this Memorandum at the date and time written above.

HOME SCHOOL, INC.

By:
Thomas Morrow, Chairman & CEO

NARAYAN CAPITAL CORP.

By:
Robert Papiri, President & CEO